SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 30, 2016

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.

6363 South Fiddlers Green Circle

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE.

Newmont Mining Corporation, a Delaware corporation (“Newmont” or the “Company”) has announced an agreement to sell its interests in PT Newmont Nusa Tenggara, which operates the Batu Hijau copper and gold mine in Indonesia. Closing of the transaction will remain subject to receipt of regulatory approvals and satisfaction of other conditions precedent. A copy of the news release relating to the proposed transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A conference call to discuss the transaction will be held on Thursday, June 30, 2016 at 9:00 a.m. Eastern Time (7:00 a.m. Mountain Time). The conference call details can be found in the attached news release. The call will also be carried on the Company’s website and the related slide presentation materials will be made available on the Company’s website under http://www.newmont.com/investor-relations/investor-events.

The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

The news release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein.

The information regarding the agreement required by Item 1.01 of Form 8-K will be filed subsequently in a separate Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	News Release, dated June 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Logan Hennessey
Name:	Logan Hennessey
Title:	Vice President, Associate General Counsel and Corporate Secretary

Dated: June 30, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News Release dated June 30, 2016

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